Exhibit 99.5

Clear Channel Outdoor Holdings, Inc. Announces New Post-Emergence Board of Directors

New Board Will Bring Broad, Global Expertise to Position the New Company for Future Growth

New York, NY and San Antonio, TX – February 4, 2019 –Clear Channel Outdoor Holdings, Inc. (NYSE:CCO), a subsidiary of iHeartMedia, Inc. (PINK: IHRTQ), announced today the members selected to serve on its new Board of Directors when it becomes a standalone company upon iHeartMedia’s emergence from its previously announced restructuring process.

In conjunction with, and subject to, confirmation of iHeartMedia’s Plan of Reorganization, Clear Channel Outdoor Holdings’ (CCOH) post-emergence Board will consist of the following Directors, all of whom possess highly relevant knowledge and experience critical to positioning the company for future success:

Ben Moreland (Chair) – W. Benjamin (Ben) Moreland will serve as the lead independent director on the Board of Directors. He is a private investor and retired CEO of Crown Castle, where he remains a member of the Board of Directors. Crown Castle (NYSE: CCI), a leading provider of wireless infrastructure in the US, owns and operates over 40,000 towers and Small Cell facilities, supported by over 60,000 route miles of fiber in key US markets. An S&P 500 Company headquartered in Houston, Texas, Crown Castle has over 4,000 employees in the US. Prior to his retirement, Mr. Moreland served as Executive Vice Chairman from June 2016 through December 2017 and was President and Chief Executive Officer from July 2008 through May 2016. From 2000 through 2008, Mr. Moreland was Chief Financial Officer. Mr. Moreland joined Crown Castle in 1999, after 15 years with Chase Manhattan Bank and predecessor banks, primarily in corporate finance and real estate investment banking.

Mr. Moreland is a former board member and Chairman of the Board of WIA-The Wireless Infrastructure Association and former member of the Executive Board of the National Association of Real Estate Investment Trusts (NAREIT). He also served on the Board of Directors of Calpine Corporation (NYSE: CPN) from 2009 until its privatization in March 2018, and Monogram Residential Trust (NYSE: MORE) from 2016 until its privatization in September 2017. Mr. Moreland is also a former member of the executive board of the Greater Houston Partnership.

Mr. Moreland currently serves on the Board of Houston Methodist Hospital, where he chairs the subsidiary, Methodist Health Centers Board. He is also a member of the Board of the Hope and Healing Center, a comprehensive mental health resource non-profit serving the Houston Community and beyond. He is a member of the University of Texas McCombs School of Business Advisory Council and Chancellor’s Council Executive Committee. He holds a BBA from The University of Texas at Austin and an MBA from The University of Houston.

William Eccleshare – Mr. Eccleshare is the current CEO and Board Chairman of Clear Channel International – the international division of Clear Channel Outdoor. Effective upon iHeartMedia’s emergence from its restructuring, Mr. Eccleshare will become Chief Executive Officer of the new standalone CCOH. Mr. Eccleshare was formerly Chairman and CEO of BBDO

Europe, Middle East and Africa (Omnicom), European Chairman of Young and Rubicam and Chairman and CEO of Ammirati Puris Lintas for Northern Europe. He also spent three years as a Partner at McKinsey & Co, leading the firm’s European Branding Practice. Mr. Eccleshare has an MA in History from Trinity College, University of Cambridge.

John Dionne – Mr. Dionne is a Senior Advisor to the Blackstone Group and a Senior Lecturer in the Finance Unit at the Harvard Business School. He is also a director of Caesars Entertainment, Cengage Learning Holdings II, Inc., Momentive Performance Materials, Inc. and Pelmorex Media, Inc. Until he retired from his position as a Senior Managing Director of Blackstone in 2013, Mr. Dionne was most recently Global Head of its Private Equity Business Development and Investor Relations Groups and served as a member of Blackstone’s Private Equity and Valuation Committees. Mr. Dionne originally joined Blackstone in 2004 as the Founder and Chief Investment Officer of the Blackstone Distressed Securities Fund. Mr. Dionne began his career with Price Waterhouse and holds an M.B.A. from the Harvard Business School and a BS degree in Accounting, Economics, and Finance from The University of Scranton.

Lisa Hammitt – Ms. Hammitt is a senior software executive with 25 years of industry experience. As Vice President of Cloud Marketplace and SaaS at IBM, she helps customers leverage Cognitive Computing in the Cloud. Prior to IBM, Ms. Hammitt was a VP of Marketing of Salesforce Community Cloud, where she spearheaded strategy that drove community adoption and reach. Before Salesforce, she headed mergers and acquisitions in Information Management and Cloud Computing at IBM and HP. Ms. Hammitt received a BA in economics and French from UC Berkeley and completed graduate course work in Artificial Intelligence at Stanford University.

Andrew Hobson – Mr. Hobson serves as Partner and Chief Financial Officer at Innovatus Capital Partners, LLC. Prior to joining Innovatus, Mr. Hobson was a senior Financial Executive at Univision for over twenty years. He served as Senior Executive Vice President at Univision Communications Inc. since 2004 and Chief Financial Officer since 2005. Mr. Hobson holds a B.S.E. in both Finance and Accounting, magna cum laude, from University of Pennsylvania – The Wharton School.

Tom King – Mr. King has more than 30 years of experience in the investment banking and financial services industry. Most recently, Mr. King served as Chief Executive Officer of Investment Banking at Barclays and Chairman of the Investment Banking Executive Committee. Mr. King was also a member of the Barclays Group Executive Committee which oversees all of the Barclays plc businesses. Mr. King is an Operating Partner at Atlas Merchant Capital. He holds a BA in Economics from Bowdoin College and an MBA in finance from University of Pennsylvania - The Wharton School.

Joe Marchese – Joe Marchese is President of Advertising Revenue for Fox Networks Group, a role in which he oversees advertising sales, research and innovation for FOX Broadcast, FOX Sports, FS1, FX, FXX and National Geographic. This includes tentpole advertising events like the World Series and Super Bowl. Mr. Marchese was previously co-founder and CEO of true[X], the leader in ad engagement technology, which was acquired by 21st Century Fox in 2015. Prior to co-founding true[X], Joe has spent time as a media executive, management consultant and multiple time entrepreneur. Mr. Marchese is also the Executive Chairman of Human Ventures, a leading New York based start-up studio and venture fund. He is a member of the Board of Trustees of the Paley Center for Media. He also serves on Board of Directors for the non-profits Tribeca Film Institute and Team Rubicon. In 2016, Mr. Marchese was inducted into the American Advertising Federation’s Advertising Hall of Achievement. He graduated from Bentley University in Waltham, Massachusetts with a bachelor’s degree in Economics and Finance.

MT Rainey – British-born Ms. Rainey is a highly respected advertising industry leader in both the UK and the U.S. As SVP Planning Director of Chiat/Day in the U.S. she pioneered the discipline of Account Planning across the U.S. offices, then returned to found Chiat/Day UK as CEO in London. She subsequently founded the highly successful agency Rainey Kelly Campbell Roalfe which was eventually acquired by Y&R, then became Joint CEO of the merged agency, leading it to a top 5 position within 4 years as part of WPP. She was Chairman of and investor in Th_nk Ltd, a digital transformation agency recently sold to EPAM U.S. She also recently completed a six-year term as Non-Executive Director of Channel 4 Television, the latter two years as Deputy Chair. She has previously served as a Board Director on a number of publicly listed UK companies and is currently on the Board of Hays plc.

Jinhy Yoon – Ms. Yoon is an executive vice president and credit analyst at PIMCO covering technology, media and telecom companies. Prior to joining PIMCO in 2010, she was an equity research analyst at J.P. Morgan Securities in San Francisco, focusing on the semiconductor capital equipment sector. Previously, Ms. Yoon covered integrated oil companies and independent refiners as an equity analyst at Bear Stearns and was a corporate attorney with Simpson Thacher & Bartlett in New York. She has 14 years of investment experience and holds a J.D. from Columbia University School of Law and a Bachelor of Business Administration degree from the University of Notre Dame. She is also a retired Certified Public Accountant (CPA).

The post-emergence Board is excited about CCOH’s prospects and looks forward to working with its strong management team to position the Company for future growth. Upon emergence, addressing the capital structure, including reducing leverage, will be a priority and CCOH has a variety of tools to do so.

“The quality of CCOH’s new Board is further validation of the strength of its business,” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc. “Its members have broad and global expertise across advertising and media businesses, telecom, technology, strategy and planning, and financial service — and are leaders who will provide the kind of knowledge and experience critical to positioning CCOH for future growth and success.”

Clear Channel Outdoor Holdings, Inc.’s current Board of Directors will remain in place until iHeartMedia emerges from its restructuring, at which time the new CCOH Board will assume its responsibilities. Until the company exits the restructuring process, Bob Pittman and Rich Bressler will continue their current leadership roles for CCOH, with Mr. Pittman as CEO and Mr. Bressler as Chief Financial Officer.

Forward-Looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “expect,” “believe,” “would,” “estimate,” “continue,” or “future,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, the proposed restructuring of iHeartMedia, timing to exit Chapter 11 and future outcomes. These forward-looking statements are based on current expectations and projections about future events. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with over 450,000 displays in 31 countries across Asia, Europe, Latin America and North America. Reaching millions of people monthly, including consumers in 43 of the top 50 U.S. markets, Clear Channel Outdoor enables advertisers to engage with consumers through innovative advertising solutions. Clear Channel Outdoor is pioneering the integration of out-of-home with mobile and social platforms, and the company’s digital platform includes more than 1,200 digital billboards across 28 markets in the U.S. and more than 14,000 digital displays in international markets. More information is available at ClearChannelOutdoor.com and ClearChannelInternational.com.

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Contact:

HeartMedia, Inc.

Wendy Goldberg, Executive Vice President – Communications

(212) 377-1105

WendyGoldberg@iheartmedia.com